UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): September 20, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2019, Carl S. Bizon agreed to step down from his roles as President and Chief Executive Officer of Horizon Global Corporation (the “Company”), effective September 23, 2019, and resigned as a director of the Company, effective immediately.  The Company will provide Mr. Bizon with the severance benefits consistent with the Company’s Executive Severance/Change of Control Policy, as disclosed in the Company’s definitive proxy statement, filed on May 24, 2019, and may enter into a separation agreement with Mr. Bizon. Additionally, Mr. Bizon received a cash bonus of $840,752 for the successful completion of the sale of the Company’s Asia-Pacific business segment. Mr. Bizon is expected to remain an employee of the Company through September 30, 2019 to aid in the transition of his duties.
On September 20, 2019, in connection with Mr. Bizon’s separation from the Company, the Company’s Board of Directors (the “Board”) elected Terrence G. Gohl as the Company’s President and Chief Executive Officer, effective September 23, 2019. Mr. Gohl did not enter into any agreements with the Company in connection with his appointment, other than the Company's standard indemnification agreement for executive officers. Additionally, on September 20, 2019, Mr. Gohl was appointed as a member of the Board, effective September 23, 2019, to fill the vacancy created by Mr. Bizon’s resignation.
Prior to joining the Company, Mr. Gohl, age 58, served as Chief Operating Officer of International Automotive Components (“IAC”) Group, a supplier of automotive components and systems, from February 2017 to June 2018. From March 2009 to January 2017, Mr. Gohl served as President and Chief Executive Officer of Key Plastics L.L.C. (“Key Plastics”), a global manufacturer and supplier of injection molded plastic components to automotive OEMs. Prior to joining Key Plastics, from 2004 to March 2009, Mr. Gohl served in various executive management and corporate officer roles with Visteon Corporation, a global automotive leader in cockpit electronics. From 1995 to 2005, Mr. Gohl held executive positions with Tower Automotive, an automotive manufacturer, and Lear Corporation, a global leading supplier of automotive seating and e-systems.
In connection with his appointment as President and Chief Executive Officer, Mr. Gohl will (i) receive an annual base salary of $650,000, (ii) be eligible to receive an annual short-term cash incentive award based on the performance of the Company, which is targeted at 100% of base salary for 2020, (iii) be eligible to receive an annual long-term incentive award under the Company’s Amended and Restated 2015 Equity and Incentive Compensation Plan, which has a target value of 200% of base salary for 2020, (iv) receive a one-time signing grant award equal to 100,000 Performance Share Units, earned generally based on the performance of the Company’s common stock during the period commencing September 23, 2019 (“Effective Date”) and ending on the third anniversary of the Effective Date, and (v) be a Tier I participant in the Company’s Executive Severance/Change of Control Policy. In addition, Mr. Gohl will generally be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for its salaried employees and executive officers.

Item 7.01   Regulation FD Disclosure.

On September 23, 2019, the Company issued a press release announcing the appointment of Mr. Gohl and the separation of Mr. Bizon. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available on the Corporation's website at www.horizonglobal.com.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	September 23, 2019	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary